Exhibit 10.29
SHARECARE, INC.

3350 Peachtree Road
15th Floor
Atlanta, GA 30326

STOCK SUBSCRIPTION AGREEMENT

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF.  NO TRANSFER OR DISPOSITION OF THESE SECURITIES MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO SHARECARE TO THE EFFECT THAT SUCH TRANSFER OR DISPOSITION IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Subscriber:	HSW International, Inc.

Type and State of Subscriber Organization:	Delaware corporation

Address:	One Capital City Plaza, 3350 Peachtree Road / Suite 1600

Atlanta, GA 30326

Attn: Bradley T. Zimmer, General Counsel

Taxpayer ID No.:

Number of Shares:	125,000 shares

Purchase Price per Share:	$10.00

Aggregate Purchase Price:	$1,250,000

Form of Consideration:	$1,000,000 in a promissory note (the “HSWI Note”) plus the contribution of pre-organization out-of-pocket expenses incurred by the Subscriber for the benefit of Sharecare.

THIS STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on October 30, 2009, between Sharecare, Inc., a Delaware corporation (“Sharecare”), and the subscriber listed above (“Subscriber”).

Subscriber has agreed to subscribe for and purchase the number of shares of the common stock of Sharecare set forth above, and Sharecare has agreed to accept such subscription in consideration of the payment by Subscriber to Sharecare of the aggregate purchase price listed above.

Based on these premises, and the mutual representations, warranties, and covenants contained herein, Sharecare and Subscriber hereby agree as follows:

1. Purchase of Shares.  Subscriber shall purchase from Sharecare, and Sharecare shall issue and sell to Subscriber, the number of shares of Common Stock of Sharecare, par value $0.001 per share (the “Common Stock”), as are set forth above (the “Shares”) for a purchase price per share and aggregate purchase price set forth above.  Subscriber shall purchase the Shares by delivering to Sharecare a promissory note in an amount equal to the HSWI Note amount set forth above, and hereby contributes to Sharecare the benefit of all pre-organization expenses incurred by Subscriber for the benefit of Sharecare and waives any right to have such expenses reimbursed.  Sharecare acknowledges that it has received full and adequate value for all of the Shares, and that no further cash, services, property or other consideration shall be payable by Subscriber to Sharecare with regard to the Shares.

2. Investor Representations.  Subscriber is an “accredited investor” as defined by Rule 501(a) promulgated under the Securities Act of 1933 (the “Act”).  Subscriber meets one of the following criteria:

(a) Subscriber is a natural person of legal age and legal competency whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000; or

(b) Subscriber is a natural person of legal age and legal competency who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year; or

(c) Subscriber is a corporation, partnership, limited liability company, or Massachusetts or similar business trust, which has not been formed for the specific purpose of this investment, and which has total assets in excess of $5,000,000; or

(d) Subscriber is an entity in which all of the equity owners are themselves “accredited investors”.

3. Investment Representations.  Subscriber is purchasing the Shares for its own account and not for distribution or resale to others, and Subscriber agrees that it will not sell or otherwise transfer the Shares unless the Shares have been registered under the Act and applicable state securities laws, or, in the opinion of counsel to Sharecare, an exemption therefrom is available.  Subscriber is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares.  Subscriber’s investment intent is not limited to its holding the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, or a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

4. Access to Information.  Subscriber has had an opportunity to ask questions of and receive answers from representatives of Sharecare concerning the investment in the Shares.  Subscriber understands that Sharecare will, upon Subscriber’s request, make available a copy of any information regarding Sharecare and its proposed operations which Sharecare possesses or can obtain without unreasonable expense.  Subscriber has reviewed the proposed post investment capitalization table of Sharecare delivered herewith (the “Cap Table”) and all other materials Subscriber has requested in connection with its decision to make this investment.

5. Investment Experience.  Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.  Subscriber acknowledges that it has conducted its own due diligence with respect to Sharecare, the Shares, and any other matter which Subscriber believes to be material to its decision to invest in Sharecare, and Subscriber further acknowledges that it is making its investment decision based on this due diligence.  Subscriber acknowledges that an investment in Sharecare is speculative and involves a high degree of risk, and that Sharecare’s future prospects are uncertain.  Subscriber is able to hold the Shares indefinitely if required, and Subscriber is willing to take the risk of and can afford the loss of its entire investment.

6. Restrictions.  Subscriber understands that the Shares to be issued pursuant to this Agreement are “restricted securities” that have not been passed on as to the fairness or recommended or endorsed by any federal or state agency and their issuance will not be registered under the Act or the securities laws of any state, in reliance upon exemptions from registration contained in the Act and such laws.  Sharecare’s reliance upon such exemptions is based in part upon Subscriber’s representations, warranties, and agreements contained in this Agreement.  In this regard, Subscriber also understands and agree that:

(a) Subscriber must hold the Shares indefinitely, unless any subsequent resale by Subscriber is registered under the Act, or unless an exemption from registration is otherwise available (such as Rule 144 under the Act).

(b) The certificates representing the Shares will contain a legend stating that their issuance has not been registered under the Act or any state securities laws and referring to the above restrictions on transferability and sale.  A notation will also be made in the records of Sharecare so that transfers of the Shares will not be effected in the records of Sharecare without compliance with these restrictions.

7. Rule 144. Subscriber is familiar with Rule 144 adopted under the Act, which in some circumstances permits limited public resales of “restricted securities” like the Shares.  If Rule 144 is not available to Subscriber, any future proposed sale of any of the Shares by Subscriber will not be possible without prior registration under the Act or compliance with some other registration exemption (which may or may not be available).

8. Indemnification.  Sharecare and its officers, directors, employees, agents, and affiliates are relying on the truth and accuracy of the foregoing representations and warranties in offering Shares for sale to Subscriber without having first registered the issuance of the Shares under the Act.  Subscriber agrees to indemnify and hold harmless Sharecare and each of its officers, managers, directors, stockholders, affiliates, agents, and employees from and against any and all loss, damage or liability, including costs and expenses (including reasonable attorneys’ fees), due to or arising out of a breach of any such representations or warranties or any failure to fulfill any covenants or agreements contained in this Agreement.  All representations, warranties, and covenants contained in this Agreement and the indemnification contained in this paragraph shall survive the issuance and sale of the Shares.  Notwithstanding the foregoing, however, no representation, warranty, acknowledgement, or agreement made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to Subscriber under federal or state securities laws.

9. Sharecare Representations.  Sharecare represents and warrants to Subscriber as follows:

(a) Sharecare is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

(b) All corporate action on the part of Sharecare and its officers, directors, and shareholders necessary for the authorization, execution and delivery of and the performance of all obligations of Sharecare under this Agreement, and the authorization, issuance, and delivery of the Shares and certificates has been taken, and this Agreement constitutes the valid and legally binding obligation of Sharecare enforceable in accordance with its terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies.

(c) Neither (i) the execution and delivery of this Agreement or any of the Investment Documents, (ii) the issuance of the Shares, or (iii) the fulfillment by Sharecare of its obligations under this Agreement or any of the Investment Documents will violate: (A) any provision of Sharecare’s Certificate of Incorporation or Bylaws; (B) any contract or agreement to which Sharecare is party or by which it is bound; (C) any law, rule, or regulation; or (D) any order or decree of any court or government authority. Other than the filing of an amendment to Sharecare’s Certificate of Incorporation with the Delaware Secretary of State, no governmental filings or approvals or other third party approvals are necessary for Sharecare to issue the Shares or for Sharecare to enter into this Agreement or any of the Investment Documents.

(d) The Shares, when issued, sold and delivered in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and non-assessable and, assuming the accuracy of the representations of Subscriber in this Agreement, will be issued in compliance with all applicable federal and state securities and other laws, rules and regulations.

(e) Immediately following the closing, the authorized and issued securities of Sharecare shall be as set forth on the Cap Table, and other than as set forth on Cap Table, Sharecare has no other authorized or issued shares of Common Stock or other securities or equity or voting interests.  The Cap Table reflects the aggregate contributions made by each stockholder listed thereon for the shares received by each of them on the Closing Date. Other than the obligations to issue shares as set forth on Cap Table, there are currently no outstanding options, warrants or other agreements pursuant to which Sharecare is obligated to issue or pursuant to which any person or entity is entitled to purchase any Common Stock or other securities or equity or voting interests in Sharecare.

10. No Representations or Warranties by Advisors.  Subscriber understands that all information provided, and statements made to Subscriber in connection with its purchase of the Shares as provided herein are the statements and information of Sharecare, and not of any legal or other representatives of Sharecare.  No law firm or other advisor has independently diligenced or verified any such information or statements, nor attempted to insure whether any material statements have been omitted.  Subscriber and each other investor must conduct and rely on its own due diligence in determining whether to make an investment in Sharecare.

11. Closing.  The purchase and sale of the Shares shall take place simultaneously with the execution of this Agreement (the “Closing”).  Subscriber has delivered to Sharecare: (i) the cash consideration as set forth at the beginning of this Agreement; and (ii) duly executed copies of (a) this Agreement, (b) an Investors’ Rights Agreement, (c) a Voting Agreement, (d) a Right of First Refusal, Co-Sale, and Change of Control Agreement, and (e) Registration Rights Agreement, all in such form as has been previously agreed upon by the parties to this Agreement (collectively, the “Investment Documents”).  Sharecare has delivered to the Subscriber: (i) a certificate for the Shares, (ii) the Investment Documents; and (iii) a certificate of the Secretary of Sharecare dated as of the date hereof certifying (a) a copy of the Certificate of Incorporation of Sharecare, (b) a copy of the Bylaws of Sharecare; (c) the Cap Table; and (d) copies of resolutions duly adopted by the Board of Directors of Sharecare authorizing the transactions set forth herein, and certifying that all of the foregoing are in full force and effect and have not been amended, supplemented, revoked or repealed since the date hereof.  Such secretary’s certificate also certifies the incumbency, signatures and authority of the officers of Sharecare authorized to execute and deliver this Agreement on behalf of Sharecare and perform Sharecare’s obligations hereunder.

12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware.

(b) Any action brought by either party under or in relation to this Agreement, including to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in New Castle County, Delaware.

(c) THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

13. Amendment.  This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of the parties hereto.

14. Waiver; Delays or Omissions.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default, or noncompliance by another party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of or in any similar breach, default, or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

15. Entire Agreement.  This Agreement and the other Investment Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements, except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Investment Documents and this Agreement.

16. Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

17. Notices.  All notices required or permitted hereunder shall be in writing and shall be delivered by (a) electronic mail during normal business hours, as evidenced by electronic records of transmission; (b) facsimile transmission during normal business hours, as evidenced by facsimile confirmation; (c) registered or certified mail with the U.S. postal service, postage prepaid, as evidenced by a return receipt or other records of the postal service; or (d) correspondence through a nationally recognized overnight courier, as evidenced by the records of such courier. All notices shall be effective upon delivery. All communications shall be sent, if to Sharecare, to the address set forth in the heading of this Agreement, if to Subscriber, at the address as set forth at the beginning of this Agreement or at such other address or electronic mail address as such party may designate by written notice to the other parties hereto.

18. Counterparts.  This Agreement may be executed in two or more counterparts, (including by way of electronic transmission) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

20. Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

21. Further Instruments and Actions.  The parties shall execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

22. Survival of Representations, Warranties and Agreements.  All representations and warranties of Sharecare and Subscriber contained herein shall survive the date hereof and the termination or expiration of the rights of Sharecare and Subscriber hereunder.  All agreements of Sharecare and Subscriber contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

23. Remedies.  In case any one or more of the covenants and agreements contained in this Agreement shall have been breached, Subscriber (in the case of a breach by Sharecare), or Sharecare (in the case of a breach by Subscriber), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

24. Limitation of Damages. UNDER NO CIRCUMSTANCES WILL ANY PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ITS PERFORMANCE HEREUNDER, INCLUDING LOST PROFITS REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED BY THE PARTY OR ITS AFFILIATES.

[Signatures are on the following page]

Signature Page to the Sharecare, Inc.
Stock Subscription Agreement

IN WITNESS WHEREOF, the parties hereto accept and agree to the terms of this Agreement and have caused this Agreement to be executed by their respective duly authorized representatives as of the dates set forth below.  Each of the undersigned represents and warrants that he, she, or it has the right to execute this Agreement on behalf of the indicated party.

AGREED AND ACCEPTED:

SHARECARE, INC.

By: /s/ Colin Daniel
Name:  Colin Daniel
Title:  Vice President, Finance

Signature Page to the
Sharecare, Inc. Stock Subscription Agreement

IN WITNESS WHEREOF, the parties hereto accept and agree to the terms of this Agreement and have caused this Agreement to be executed by their respective duly authorized representatives as of the dates set forth below.  Each of the undersigned represents and warrants that he, she, or it has the right to execute this Agreement on behalf of the indicated party.

AGREED AND ACCEPTED:

HSW INTERNATIONAL, INC.

By: /s/ Bradley T. Zimmer
Name:  Bradley T. Zimmer
Title:  Executive Vice President & General Counsel